Execution Version

TRADEMARK SECURITY AGREEMENT

This Agreement is dated the 28th day of September, 2007, among Diomed Holdings, Inc., a Delaware corporation, Diomed, Inc., a Delaware corporation, each with its chief executive office and principal place of business located at One Dundee Park, Andover, Massachusetts 01810, (each, a “Grantor” and collectively, the “Grantors” ), and Hercules Technology Growth Capital, Inc., a Maryland corporation, with its chief executive office and principal place of business located at 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301 (“Secured Party”).

RECITALS

A. Each Grantor owns the Trademarks (as defined in the Loan Agreement), Trademark registrations and Trademark applications and are party, whether individually or collectively, to the Trademark Licenses to which it is a party, all as listed on Schedule 1 hereto:

B. Grantors and Secured Party are parties to a Loan and Security Agreement dated as of September 28, 2007 and all ancillary documents entered into in connection with such Loan and Security Agreement, all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”);

C. Pursuant to the terms of the Loan Agreement, each Grantor has granted to Secured Party a first priority security interest in all tangible and intangible personal property of such Grantor, including all right, title and interest of such Grantor in, to and under all of such Grantor’s Trademarks, Trademark Licenses to which it is a party (as such terms are defined in the Loan Agreement), and all products and proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement or dilution thereof or injury to the associated goodwill, to secure the payment of all amounts owing under the Loan Agreement.

D. All capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with Secured Party as follows:

1. To secure the complete and timely satisfaction of all Secured Obligations, each Grantor hereby grants and conveys to Secured Party a continuing security interest in and lien on all of such Grantor’s right, title and interest in and to, whether presently existing or hereafter arising or acquired, the Trademarks (including those listed on Schedule 1 hereto (as the same may be amended pursuant hereto from time to time)), and Trademark Licenses to which it is a party, including, without limitation, all renewals thereof, all proceeds of infringement suits, the right to sue for past, present and future infringements and all rights corresponding thereto throughout the world, and the goodwill of the business to which each of the Trademarks relates.

2. Each Grantor represents, warrants and covenants that:

a) Such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Trademarks owned by such Grantor, free and clear of any liens, charges and encumbrances, except for Permitted Liens, including, without limitation, pledges, assignments, licenses, shop rights and covenants by such Grantor not to sue third persons, except for any license disclosed in Schedule 1;

b) The Trademarks are subsisting and have not been adjudged invalid or unenforceable;

c) To the best of such Grantor’s knowledge, each of the Trademarks is valid and enforceable;

d) No claim has been made that the use of any of the Trademarks does or may violate the rights of any third person;

e) such Grantor has the unqualified right to enter into this Trademark Security Agreement and perform its terms;

f) Each Grantor has used, and will continue to use for the duration of this Trademark Security Agreement, proper statutory notice in connection with its use of the Trademarks; and

g) Each Grantor has used, and will continue to use for the duration of this Trademark Security Agreement, consistent standards of quality of products sold under the Trademarks.

3. Each Grantor hereby grants to Secured Party the right to visit such Grantor’s facilities to inspect the products at reasonable times during regular business hours. Each Grantor shall do any and all acts reasonably required by Secured Party to ensure such Grantor’s compliance with paragraph 2(g).

4. Each Grantor agrees that, until all of the Secured Obligations shall have been satisfied in full in cash, such Grantor will not enter into any agreement relating to such Grantor’s Trademarks (for example, a license agreement) which is inconsistent with such Grantor’s obligations under this Trademark Security Agreement, without Secured Party’s prior written consent; provided, that so long as no Default or Event of Default shall have occurred and be continuing, such Grantor may grant licenses to third parties to use the Trademarks in the ordinary course of business of such Grantor and such third party on arm’s length and customary business terms.

5. If, before the Secured Obligations shall have been satisfied in full in cash, any Grantor shall obtain rights to any new Trademarks, the provisions of paragraph 1 shall automatically apply thereto and such Grantor shall give Secured Party prompt written notice thereof.

6. Each Grantor authorizes Secured Party to unilaterally modify this Trademark Agreement by amending Schedule 1 to include any future Trademarks covered by paragraphs 1 and 5 hereof.

7. If any Event of Default shall have occurred and be continuing, Secured Party shall have, in addition to all other rights and remedies given it by this Trademark Security Agreement or the Loan Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks may be located and, without limiting the generality of the foregoing, the Secured Party may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to any Grantor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, all or from time to time any of the Trademarks, or any interest which the applicable Grantor may have therein, and after deducting from the proceeds of sale or other disposition of the Trademarks all expenses (including all reasonable expenses for brokers’ fees and legal services), shall apply the residue of such proceeds toward the payment of the Secured Obligations. Any remainder of the proceeds after payment in full in cash of the Secured Obligations shall be paid over to the Grantors. Notice of any sale or other disposition of the Trademarks shall be given to the Lead Borrower at least ten (10) days before the time of any intended public or private sale or other disposition of the Trademarks is to be made, which each Grantor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition Secured Party or its assignee may, to the extent permissible under applicable law, purchase the whole or any part of the Trademarks sold, free from any right of redemption on the part of Grantors, which right is hereby waived and released.

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8. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantors, each Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the Loan Agreement, and of the rights and powers herein and therein granted, including, without limitation, the filing of any additional, supplemental, or amended Trademark Security Agreements, or the filing of any financing statements or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby or in any of the Loan Agreements.

9. At such time as Grantors shall completely satisfy all of the Secured Obligations (other than inchoate indemnity obligations) in cash, this Trademark Security Agreement shall terminate and Secured Party shall execute and deliver to the Grantors all terminations, or other instruments as may be necessary or proper to terminate the security interest granted herein and to terminate the applicable Grantor’s obligations hereunder, subject to any disposition thereof which may have been made by Secured Party pursuant hereto.

10. Any and all reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and legal expenses incurred by Secured Party in connection with the preparation of this Trademark Security Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to the Trademarks, shall be borne and paid by Grantors jointly and severally on demand by Secured Party and shall be added to the principal amount of the Secured Obligations and shall bear interest at the highest applicable Default Rate.

11. Each Grantor shall have the duty, through counsel reasonably acceptable to Secured Party, to prosecute diligently any Trademark applications pending as of the date of this Trademark Security Agreement or thereafter until the Secured Obligations shall have been paid in full in cash, to make federal application on registrable but unregistered Trademarks (provided that such application will not significantly compromise such Grantor’s competitive position), to file and prosecute opposition and cancellation proceedings and to do any and all acts which are necessary or desirable to preserve and maintain all rights in the Trademarks. Any expenses incurred in connection with the Trademarks shall be borne by Grantors. The Grantors shall only abandon a Trademark if, while exercising good faith and reasonable business judgment, such Grantor determines it is prudent.

12. Each Grantor shall have the right, with the prior written consent of Secured Party, which will not be unreasonably withheld, to bring any opposition proceedings, cancellation proceedings or lawsuit in its own name to enforce or protect the Trademarks, in which event Secured Party may, if necessary, be joined as a nominal party to such suit if Secured Party shall have been satisfied in the exercise of its reasonable judgment that it is not thereby incurring any risk of liability because of such joinder. Each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party for all damages, costs and expenses, including reasonable attorneys’ fees incurred by Secured Party, in accordance with the Loan Agreement.

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13. Each Grantor hereby authorizes and empowers Secured Party to make, constitute and appoint any officer or agent of Secured Party as Secured Party may select, in its exclusive discretion, as such Grantor’s true and lawful attorney-in-fact, with the power, after and during the continuance of an Event of Default, to endorse such Grantor’s name on all applications, documents, papers and instruments necessary for Secured Party to use the Trademarks, or to grant or issue any exclusive or nonexclusive license under the Trademarks to anyone else, or necessary for Secured Party to, pledge, convey or otherwise transfer title in or dispose of the Trademarks to any third person as a part of Secured Party’s realization on such collateral upon acceleration of the Secured Obligations following an Event of Default. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney being coupled with an interest shall be irrevocable for the life of this Trademark Security Agreement.

14. If any Grantor fails to comply with any of their obligations hereunder, Secured Party may do so in such Grantor’s name or in Secured Party’s name, but at Grantors’ expense, and Grantors hereby jointly and severally agree to reimburse Secured Party in full for all expenses, including reasonable attorneys’ fees, incurred by Secured Party in protecting, defending and maintaining the Trademarks.

15. No course of dealing between any Grantor and Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

16. All of Secured Party’s rights and remedies with respect to the Trademarks, whether established hereby or by the Loan Agreement, or any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently.

17. The provisions of this Trademark Security Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Trademark Security Agreement in any jurisdiction.

18. This Trademark Security Agreement is subject to modification only by a writing signed by the parties hereto, except as provided in paragraph 6.

19. This Trademark Security Agreement shall be binding upon each Grantor and Secured Party and their respective permitted successors and assigns, and shall inure to the benefit of Grantors, Secured Party and the respective permitted successors and assigns of such Grantor and Secured Party.

20. The validity and interpretation of this Trademark Security Agreement and the rights and obligations of the parties shall be governed by the laws of the State of California.

21. Section 11.2 (Notice) of the Loan Agreement is hereby incorporated herein in its entirety, save that references therein to the term Lender shall be deemed to be references to Secured Party herein and references therein to the term Borrower or Borrowers shall be deemed to be references to any Grantor or the Grantors, as applicable, herein.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the execution hereof under seal as of the day and year first above written.

DIOMED HOLDINGS, INC.

By:
Name:
Title:

DIOMED, INC.

By:
Name:
Title:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
By:
Name:	K. Nicholas Martitsch
Its:	Associate General Counsel

SCHEDULE 1 TO

TR ADEMARK SECURITY AGREEMENT

TRADEMARKS AND TRADEMARK APPLICATIONS:

Trademark	Applicant/Registrant	Registration/ Application No.	Registration/ File Date

OPTIGUIDE	Diomed, Inc.	2055737	04/22/1997

ELVT	Diomed, Inc.	2715197	05/13/2003

ALC (Block Letters)	Diomed, Inc.	3044703	01/17/2006

SPOTLIGHT OPS	Diomed, Inc.	77-020683	10/30/2006

SITE MARKS (Block Letters)	Diomed, Inc.	77-032377	10/30/2006

SPOTLIGHT (Block Letters)	Diomed, Inc.	78-804678	02/01/2006